UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: December 22, 2006
(Date of Earliest Event Reported)
EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14365 (Commission File Number)	76-0568816 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 22, 2006, we entered into definitive purchase and sale agreements to sell all of our interests in ANR Pipeline Company, our Michigan storage assets and our interests in Great Lakes Gas Transmission to subsidiaries and affiliates of TransCanada Corporation for approximately $3.3 billion in cash, plus the assumption of $744 million of debt. Related to the sale of Great Lakes, El Paso has agreed to guarantee all of its subsidiary’s obligations under the purchase and sale agreement.
     The sales price is subject to adjustment for certain changes in working capital and interest on the base sales price between the date of signing and closing. Consummation of the sale is subject to customary conditions, including the accuracy of the representations and warranties, and regulatory approvals. The transactions are expected to close during the first quarter of 2007.
     This report contains only a summary of certain provisions of the purchase and sale agreements described above. The summary does not purport to be a complete summary of the agreements and is qualified by reference to the agreements, which are filed as Exhibits 10.A and 10.B to this report. The agreements contain representations, warranties and other provisions that are qualified by reference to disclosure schedules that have not been filed with the agreements. These representations and warranties were made to provide the parties thereto with specified rights and obligations and to allocate risk among them, and they should not be relied upon for business or operational information about any of the parties or their affiliates.
Item 8.01 Other Events.
     On December 22, 2006, we announced the sale of ANR Pipeline Company, our Michigan storage assets and our 50-percent interest in Great Lakes Gas Transmission to affiliates and subsidiaries of TransCanada Corporation for approximately $3.3 billion, plus the assumption of $744 million of debt. A copy of the press release is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits.
     (d)Exhibits

Exhibit
Number	Description
10.A	Purchase and Sale Agreement dated December 22, 2006, among El Paso Corporation, El Paso CNG Company, L.L.C., and TransCanada American Investments Ltd.

10.B	Purchase and Sale Agreement dated December 22, 2006, among El Paso Great Lakes Company, L.L.C., TC GL Intermediate Limited Partnership and TransCanada PipeLine USA Ltd.

99.A	Press Release dated December 22, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION
By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller (Principal Accounting Officer)

Dated: December 29, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.A	Purchase and Sale Agreement dated December 22, 2006, among El Paso Corporation, El Paso CNG Company, L.L.C., and TransCanada American Investments Ltd.

10.B	Purchase and Sale Agreement dated December 22, 2006, among El Paso Great Lakes Company, LL.C., TC GL Intermediate Limited Partnership and TransCanada PipeLine USA Ltd.

99.A	Press Release dated December 22, 2006